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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the reference to us under the caption "Experts" and to the use of our report dated March 5, 2000, with respect to the financial statements of Zanova, Inc. including in the Onvia.com, Inc. Form S-4 filing regarding the acquisition of DemandStar.com, Inc.

/s/ Ernst & Young LLP

Phoenix, Arizona
December 20, 2000